Exhibit 23.1



                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the registration statements on Form S-3 related to the Shelf Registration dated May 26, 2000 (File No. 333-37922) of Colonial Realty Limited Partnership of our report dated January 18, 2002, except for Note 16, as to which the date is February 25, 2002 relating to financial statements and financial statement schedules which appear in this Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama

March 28, 2002